   As filed with the Securities and Exchange Commission on November 6, 1997
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                             ---------------------

                               UNICOM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Illinois                                    36-3961038
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

  10 South Dearborn Street -- 37th Floor
  P.O. Box A-3005
  Chicago, Illinois                                       60690-3005
  (Address of Principal Executive Offices)                (Zip code)

                               Unicom Corporation
                     Management Deferred Compensation Plan
                              (Full Title of Plan)

                             ---------------------

                                John C. Bukovski
                             Senior Vice President
                               Unicom Corporation
                     10 South Dearborn Street -- 37th Floor
                                P.O. Box A-3005
                         Chicago, Illinois  60690-3005
                    (Name and Address of Agent for Service)

                                 (312) 394-7399
         (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                                Richard W. Astle
                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois  60603
                                 (312) 853-7000

------------------------------------------------------------------------------------------------------------------------
                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                 Proposed
Title of Securities                 Amount to be        Maximum Offering        Maximum Aggregate          Amount of
to be Registered (1)                 Registered        Price Per Share (2)      Offering Price (2)      Registration Fee
------------------------------------------------------------------------------------------------------------------------
Unicom Corporation Manage-          $20,000,000               100%                 $20,000,000              $6,061
ment Deferred Compensation
Plan Obligations
========================================================================================================================

(1) The Unicom Corporation Management Deferred Compensation Plan Obligations are unsecured obligations of Unicom Corporation to pay deferred compensation in the future in accordance with the terms of the Unicom Corporation Management Deferred Compensation Plan.

(2)  Estimated solely for the purpose of calculating the registration fee.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents heretofore filed by Unicom Corporation (the "Registrant") with the Securities and Exchange Commission (File No. 1-11375) are incorporated herein by reference:

          (a)  Annual Report on Form 10-K for the year ended December 31, 1996.

          (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997.

          (c) Current Reports on Form 8-K of the Registrant dated January 29, 1997, January 31, 1997, May 30, 1997, and October 9, 1997.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The Unicom Corporation Management Deferred Compensation Plan Obligations ("Obligations") are general unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Unicom Corporation Management Deferred Compensation Plan (the "Plan") from the general assets of the Registrant, and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

     The Obligations are not subject to redemption, in whole or in part, prior to the termination, retirement or death of the Participant. However, the Registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect a Participant's right to Obligations in the amount of the Participant's account as of the date of such amendment or termination.

     The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the "BCA"), provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. The Registrant's Articles of Incorporation and By-Laws provide that the Registrant will indemnify its directors and officers, and may indemnify any person serving as director or officer of another business entity at the Registrant's request, to the extent permitted by the statute. In addition, the Registrant's Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.

     The Registrant maintains liability insurance policies which indemnify the Registrant's directors and officers, the directors and officers of subsidiaries of the Registrant, and the trustees of the Commonwealth Edison Company Service Annuity Fund and the Commonwealth Edison Company of Indiana, Inc. Service Annuity Fund, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

     The Registrant indemnifies assistant officers and other employees against liabilities and expenses incurred by reason of acts performed in connection with the operations of the various employee benefit systems of the Registrant and its subsidiaries.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 6th day of November, 1997.

                              UNICOM CORPORATION

                              By:  James J. O'Connor
                                   -------------------------------------
                                   James J. O'Connor, Chairman and Chief
                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of November, 1997.

                     Signature                                                            Title
                     ---------                                                            -----

                 James J. O'Connor
---------------------------------------------------                 Chairman and Chief Executive Officer and Director
                 James J. O'Connor                                  (principal executive officer)

                 John C. Bukovski
---------------------------------------------------                 Senior Vice President
                 John C. Bukovski                                   (principal financial officer)

                Robert E. Berdelle
---------------------------------------------------                 Comptroller
                Robert E. Berdelle                                  (principal accounting officer)

                         *
---------------------------------------------------                 Director
                 Edward A. Brennan

                         *
---------------------------------------------------                 Director
                 James W. Compton

                         *
---------------------------------------------------                 Director
                   Bruce DeMars

                         *
---------------------------------------------------                 Director
                    Sue L. Gin

                         *
---------------------------------------------------                 Director
                 Donald P. Jacobs

                         *
---------------------------------------------------                 Director
                 Edgar D. Jannotta

                         *
---------------------------------------------------                 Director
                 George E. Johnson


---------------------------------------------------                 President and Director
                 Samuel K. Skinner


*By:      David A. Scholz
     ----------------------------------------------
     David A. Scholz, Attorney-in-fact

                  INDEX TO EXHIBITS TO REGISTRATION STATEMENT
                  -------------------------------------------

Exhibit
Number             Description of Document
--------           -----------------------
  (4)-1            Articles of Incorporation of the Registrant (File No. 1-11375, Form 10-K for the year ended
                   December 31, 1994, Exhibit (3)-1, which is incorporated herein by reference).

  (4)-2            By-Laws of the Registrant (File No. 1-11375, Form 10-K for the year ended December 31,
                   1996, Exhibit (3)-3, which is incorporated herein by reference).

  * (4)-3          Unicom Corporation Management Deferred Compensation Plan.

  * (5)            Opinion regarding legality of securities being registered.

  *(23)            Consent of Arthur Andersen LLP.

  *(24)            Powers of Attorney.


--------------------
*Filed herewith.